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                      SECURITIES AND  EXCHANGE COMMISSION
                             Washington, DC 20549
                        ______________________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



Date of Report: March 24, 1998



MECH FINANCIAL, INC.
Exact name of registrant as specified in its charter

STATE OF CONNECTICUT           000-23557        06-1500984
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State or other jurisdiction    Commission File  IRS Employer
of Incorporation               Number           Identification No.




100 PEARL STREET
Hartford, CT                                              06103
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Address of principal executive offices                  (Zip Code)


Registrant's phone number:  (860) 293-4000
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                                    ITEM 5.
                                 OTHER EVENTS


Mechanics Savings Bank (NASDAQ: MECH) announced on March 18, 1998 an agreement to purchase the East Hartford and West Hartford branches of The Chase Manhattan Bank. The transaction is subject to the approval of state and federal agencies.

The purchase will include all retail and small business deposits totaling $27 million and most loans of the two branches.

Edgar C. Gerwig, Mechanics Chairman, President, and CEO stated "we are delighted to add these two offices to our branch network and look forward to serving these new customers." This purchase brings to 16 the number of full-service offices Mechanics Savings Bank has in Central Connecticut.

Pending final approval, Mechanics expects to convert the two Chase Manhattan branches to Mechanics offices within 120 days. The East Hartford branch is located at 1065 Main Street. The West Hartford branch is located at 927 Farmington Avenue at the corner of Raymond Road in West Hartford Center. Both facilities will offer ATM services and a drive-up window as well as the full range of Mechanics services and banking hours.

Mechanics Savings Bank is a Connecticut-chartered savings bank with total assets of $892 million as of December 31, 1997.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MECH Financial, Inc.
                                        --------------------
                                        Registrant


Date:  March 24, 1998                   By: /s/ Thomas M. Wood
       --------------                   ----------------------
                                           Thomas M. Wood, Executive Vice
                                           and Treasurer